THIS SUBSCRIPTION RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED
  FOR SUBSCRIPTION BEFORE 5:00 P.M. (NEW YORK TIME) AT THE SPECIFIED OFFICE OF
            COMPUTERSHARE INVESTOR SERVICES INC. ON AUGUST[__],2004

                       AMERICAN NATURAL ENERGY CORPORATION
               (Organized under the laws of the State of Oklahoma)

CERTIFICATE NUMBER                                        CERTIFICATE FOR
    ZQ 123456                                        * * * * 0 * * * * * * * * *
                                                     * * * * * 0 * * * * * * * *
                                                     * * * * * * 0 * * * * * * *
                                                                RIGHTS

          THIS TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE ISSUED TO:

                                                             -------------------
                                                               CUSIP 02860R 11 3
                                                             -------------------

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FORM 1 - TO SUBSCRIBE FOR COMMON SHARES
I hereby irrevocably subscribe for the number of Common Shares indicated below upon the terms and subject to the conditions stated in the Company's Prospectus dated July [__], 2004 at a subscription price of $0.24 (US).

NUMBER OF SHARES SUBSCRIBED FOR__________________
AT $0.24 (US) PER SHARE

TOTAL PRICE: $___________________________(US)

SUBSCRIBER'S SIGNATURE:__________________________

Payment in full of the subscription price in US funds by certified check, bank check or draft or money order must be made to Computershare Investor Services Inc. with this subscription.

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS RIGHTS CERTIFICATE, FORM 3 MUST BE DULY COMPLETED STATING THE NAME AND THE ADDRESS OF THE TRANSFEREE.
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FORM 2 - TO SUBSCRIBE FOR SHARES PURSUANT TO THE
OVER-SUBSCRIPTION PRIVILEGE

I hereby irrevocably subscribe for up to that number of additional shares specified below at a subscription price of $0.24 (US) per share and irrevocably agree to accept the same or any smaller number that may be allotted among those exercising this Over-Subscription Privilege in accordance with the procedures set out in the Prospectus.

MAXIMUM NUMBER OF ADDITIONAL SHARES SUBSCRIBED FOR

________________________AT $0.24 (US) PER SHARE

TOTAL PRICE: $___________________________(US)

SUBSCRIBER'S SIGNATURE:__________________________

Payment in full of the subscription price for such additional shares in US funds by certified check, bank check or draft or money order must be made to Computershare Investor Services Inc. with this subscription. In the event of an over subscription for additional shares pursuant to this Over-Subscription Privilege, Computershare Investor Services, Inc. shall return to subscribers the excess funds paid for subscription of such Shares.
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evidences rights issued by American Natural Energy Corporation, (the "Company")
to a shareholder of record as at the close of Business on July [__], 2004 to subscribe for and purchase shares of the Company (the "Shares"), at the rate of one Share for each right evidenced by this certificate, at a price of $0.24 (US) per Share.


Dated: .........................................


                                                               Michael K. Paulk
                                                                      President

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[ ]                                [ ]
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FORM 3 - TO SELL OR TRANSFER RIGHTS
IF THE RIGHTS ARE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF THE TRANSFEREE.

For value received, the rights evidenced hereby are transferred to:

Name of Transferee:_______________________________________
                    Please print - showing one given name

Address:___________________________________________________

____________________________________________________________

TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1.

Signature of rights certificate holder:____________________________

Signature Guaranteed by:___________________________________________
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FORM 4 - TO DIVIDE OR COMBINE RIGHTS CERTIFICATES
Please deliver to the undersigned new rights certificate(s) in the name of the undersigned as indicated below. If a rights certificate is being divided, each new rights certificate must represent a whole number of rights.

_____________rights certificate(s) for_____________rights each


_____________rights certificate(s) for_____________rights each


Signature of rights certificate holder:________________________
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


THIS SUBSCRIPTION RIGHTS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 5:00 P.M., NEW YORK TIME, AT THE OFFICE OF COMPUTERSHARE INVESTOR SERVICES INC. SPECIFIED BELOW, ON AUGUST [__], 2004.

For a more complete description of the terms and conditions of the Rights Offering, please review the Prospectus. Additional copies of the Prospectus and of the other subscription documents that are discussed below are available upon request from Computershare Investor Services Inc. by calling 1-800-564-6523.

1.       METHOD OF SUBSCRIPTION - EXERCISE OF RIGHTS
         You may exercise your rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on ________, 2004, the date on which the rights expire:
       o your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and
       o your full subscription price payment for each share subscribed for under your basic subscription privilege and your over-subscription privilege.

2.       METHOD OF PAYMENT
         Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by certified check, bank check or draft or money order payable in U.S. funds to the subscription agent.

3.       RECEIPT OF PAYMENT
         Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of certified check, bank check or draft or money order payable in U.S. funds.

4.       DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT
         You should deliver your subscription rights certificate and payment of the subscription price to the subscription agent by one of the methods described below:

-----------------------------------------------------------------------------------------------------------------------------
By mail to:   Computershare Investor Services Inc.   By registered mail, hand          Computershare Investor Services Inc.
              P.O. Box 7021                          delivery or by courier to:        100 University Avenue
              31 Adelaide St., East                                                    9th Floor
              Toronto, ON M5C 3H2                                                      Toronto, ON M5J 2Y1
              Attention: Corporate Actions                                             Attn: Corporate Actions
                                                                                   or
                                                                                       Computershare Investor Services Inc.
                                                                                       510 Burrard Street, 2nd Floor
                                                                                       Vancouver, BC V6C 3B6
                                                                                       Attn: Corporate Actions
-----------------------------------------------------------------------------------------------------------------------------

                                         By telephone: Toll Free: 1-800-564-6253
                                   Email: Service@Computershare.com

         YOUR DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

5.       TRANSFER OF RIGHTS; COMBINATION OF RIGHTS
         You may transfer rights in whole by completing Form 3 on the reverse side of this certificate. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate. If you wish to transfer only a part of the rights, you should deliver your properly endorsed subscription rights certificate to the subscription agent. With your subscription rights certificate, you should include instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred rights). You may only transfer whole rights. In addition, if you only transfer part of the rights, you may only transfer such number of whole rights as will result in the transferee receiving a whole number of shares if the transferee exercises its basic subscription privilege in respect of the whole rights transferred. If there is sufficient time before the expiration of the rights offering, the subscription agent will send you a new subscription rights certificate evidencing the balance of the rights issued to you but not transferred to the transferee. You may also instruct the subscription agent to send the subscription rights certificate to one or more additional transferees. If you wish to sell your remaining rights, you may request that the subscription agent send you certificates representing your remaining rights so that you may sell them through your broker or dealer.
         Rights represented by two or more subscription rights certificates may be combined for purposes of exercising the rights and, subject to the same considerations involved in a transfer of your rights and the need for adequate time for the subscription agent to return a subscription rights certificate to you, be combined into one subscription rights certificate.
         If you wish to transfer all or a portion of your rights, you should allow a sufficient amount of time prior to the time the rights expire for the subscription agent to:
             o    receive and process your transfer instructions; and
             o issue and transmit a new subscription rights certificate to your transferee or transferees with respect to transferred rights, and to you with respect to any rights you retained.
         If you wish to transfer your rights to any person other than a bank or broker, the signatures on your subscription rights certificate must be guaranteed by an eligible institution.

6.       SIGNATURE GUARANTEE REQUIRED
         Your signature on each subscription rights certificate must be guaranteed by an "eligible institution." The subscription agent will accept the following as an "eligible institution": a Canadian schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program
(SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of recognized stock exchanges in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.
         A signature guarantee will not be required if:
         o your subscription rights certificate provides that shares are to be delivered to you as record holder of those rights; or
         o you are an eligible institution.